Exh 10.1
                           CHANGE IN CONTROL AGREEMENT

         AGREEMENT dated as of August 1, 1998, between RAVEN INDUSTRIES, INC., a South Dakota corporation (the "Company"), and Thomas Iacarella (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company and its subsidiaries has been substantial.

         WHEREAS, the Board has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties.

         WHEREAS, this Agreement sets forth the severance compensation which the Company agrees it will pay to the Executive if the Executive's employment with the Company terminates under one of the circumstances described herein following a Change in Control (as defined herein).

         NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained and in further consideration of services performed and to be performed by the Executive for the Company, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) CHANGE IN CONTROL. A "Change in Control" of the Company shall occur if:

                           (i) any person, as defined in Sections 3(a)(9) and
                  13(d)(3) of the '34 Act, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the '34 Act), directly or indirectly, of 30% or more of combined voting power of the Company's then outstanding securities; or

                           (ii) the occurrence within any twelve-month period
                  during the term of the Agreement of a change in the Board with the result that the Incumbent Members do not constitute a majority of the Board.

                  (b) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) DATE OF TERMINATION. "Date of Termination" shall mean:

                           (i) if the Executive voluntarily terminates his
                  employment with the Company, the date on which the Executive delivers a Notice of Termination to the Company; or

                           (ii) if the Executive's employment is terminated by
                  the Company, the date on which the Company delivers a Notice of Termination to the Executive.

                  (d) INCUMBENT MEMBERS. "Incumbent Members" in respect of any twelve-month period, shall mean the members of the Board on the date immediately preceding the commencement of such twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was supported by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

                  (e) NOTICE OF TERMINATION. A "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon. Any termination by the Company or the Executive shall be communicated by a Notice of Termination.

                  (f) '34 ACT. "'34 Act" shall mean the Securities Exchange Act of 1934, as amended.

         2. TERM. This Agreement shall commence on the date first above written and shall continue in effect until August 1, 1999. Commencing on August 1, 1999, and each August 1, thereafter, the term of this Agreement shall automatically be extended for one additional year to August 1, 2000 and each August 1, thereafter, unless at least sixty days immediately preceding such August 1, the Company shall have given the Executive written notice that the Company does not wish to extend this Agreement; provided that this Agreement shall continue in effect beyond the term provided herein if a Change of Control shall have occurred during such term or if any obligation of the Company hereunder remains unpaid as of such time.

         3. SEVERANCE COMPENSATION UPON A CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT. If (a) a Change of Control of the Company shall have occurred while the Executive is an employee of the Company, and (b) within two (2) years after the date of such Change in Control the Company, except in the case of the Executive's death, terminates the Executive's employment or the Executive shall voluntarily terminate employment with the Company, then

                  (a) the Company shall pay the Executive any earned and accrued but unpaid installment of base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the

         Company, including, without limitation, all accrued vacation time; such payments to be made in a lump sum on or before the fifth day following the Date of Termination;

                  (b) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive an amount equal to the product of (A) the sum of
         (i) the Executive's annual base salary in effect as of the Date of Termination and (ii) the target or goal amount under the Management Incentive Plan for the year in which occurs such Date of Termination and (B) the number 2; such payment to be made in a lump sum on or before the fifth calendar day following the Date of Termination;

                  (c) if the payment provided under paragraph (b) above (the "Contract Payment") or any other portion of the Total Payments (as defined below) will be subject to the tax (the "Excise Tax") imposed by section 4999 of the Code, the Company shall pay the Executive on or before the fifth calendar day following the Date of Termination, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Contract Payment and such other Total Payments and any federal and state and local income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Contract Payment and such other Total Payments. For purposes of determining whether any of the payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive's termination of employment, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a Change in Control of the Company or any corporation affiliated (or which, as a result of the completion of a transaction causing a Change in Control, will become affiliated) with the Company within the meaning of Section 1504 of the Code (together with the Contract Payment, the "Total Payments") shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code either in their entirety or in excess of the base amount within the meaning of section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (B) the amount of the Total Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of
         (i) the total amount of the Total Payments or (ii) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (A), above), and (C) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(d) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess) at the time that the amount of such excess is finally determined;

                  (d) the Company shall maintain in full force and effect for two (2) years following the Date of Termination, or until the Executive reaches age 65, whichever occurs first, for the continued benefit of the Executive, all employee welfare benefit plans and perquisite programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall, at its sole cost and expense, arrange to provide the Executive with benefits substantially similar to those
         which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred; and

                  (e) the Executive shall, effective the Date of Termination, be deemed a "Participant" and vested in all respects under the Company's Executive Post-Retirement Health and Survivor Benefit Plan, dated February 1, 1989, regardless of whether the Executive otherwise then satisfies the requirements for eligibility under such Plan; provided that the benefits specified under such Plan shall (A) not become payable until the expiration of two (2) years from the Date of Termination, or when the Executive reaches age 65, whichever occurs first, and (B) not be provided to the extent such benefits are provided to the Executive by another employer at no cost to the Executive.

         In the event a Change in Control of the Company shall have occurred while the Executive is an employee of the Company and, within two (2) years after the date of such Change in Control the Executive shall die while still an employee of the Company, the amount specified in Subsection 3(a) shall be paid by the Company to such Executive's estate, and such deceased Executive's spouse and eligible dependents shall be entitled to all of the benefits specified in the Company's Executive Post-Retirement Health and Survivor Benefit Plan as if such deceased Executive had delivered a Notice of Termination to the Company immediately prior to such death.

         4. NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTUAL RIGHTS.

                  (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise, except as provided in Subsection 3(e)(B).

                  (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, employment agreement or other contract, plan or arrangement.

         5. SUCCESSOR TO THE COMPANY.

                  (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in this Agreement shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 3 hereof.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         6. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

         If to the Company:
         Raven Industries, Inc.
         205 East 6th Street
         P.O. Box 5107
         Sioux Falls, South Dakota 57117
         Attention: President

         If to the Executive:

         Thomas Iacarella
         913 E. 61st Street
         Sioux Falls, SD 57108

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         7. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota.

         8. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         10. FEES AND EXPENSES. The Company shall pay all fees and expenses (including attorney's fees) which the Executive may incur as a result of the Company's contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement, regardless of whether the Company is successful in such contest.

         11. CONFIDENTIALITY. The Executive shall retain in confidence any and all confidential information known to the Executive concerning the Company and its business so long as such information is not otherwise publicly disclosed.

         12. COMPANY'S RIGHT TO TERMINATE. Notwithstanding anything contained in this Agreement to the contrary, the Company may terminate the Executive's employment at any time, for any reason or no reason, and no provision contained herein shall affect the Company's ability to terminate the Executive's employment at any time, with or without cause. Nothing in this Agreement shall in any way require the Company to provide any of the benefits specified in this Agreement prior to a Change in Control, nor shall this Agreement be construed in any way to establish any policies or other benefits for the Executive or any other employee of the Company whose employment with the Company is terminated prior to a Change in Control.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ATTEST:                                   RAVEN INDUSTRIES, INC.

By /s/ Gary L. Conradi                    By /s/ David A. Christensen
   Gary L. Conradi, Vice President           David A. Christensen, President and
                                             Chief Executive Officer

ATTEST:

By /s/ Karen M. Iversen                      /s/ Thomas Iacarella
                                             Thomas Iacarella